                                                                               .
                                                                               .
                                                                               .

                                PIONEER RAILCORP
          Valuation Methodology Summary - Page 28 of Original Valuation

                               As of June 30, 2004
                  ($'s in thousands - except per share values)

                                                                 CONTROL            CONTROL
VALUATION TECHNIQUE                              EQUITY VALUE    PREMIUM          EQUITY VALUE        WEIGHTING
-----------------------------------------        ------------    -------          ------------        ---------
Recent Trading - Price as of 9/9/2004              $10,369         52.4%            $15,805              5.00%
Recent Trading - 30 Day Trading Average            $10,886         52.4%            $16,594              5.00%
Recent Trading - 90 Day Trading Average            $11,661         52.4%            $17,775              5.00%
Recent Trading - 1 Year Trading Average            $10,455         52.4%            $15,937              5.00%
Net Book Value                                     $ 9,721         52.4%            $14,818              5.00%
Present Value of Discounted Cash Flow              $15,331         52.4%            $23,369             40.00%
Comparable Company (Short Line) - EBITDA           $45,355         52.4%            $69,135              2.50%
Comparable Company (Short Line) - Revenue          $32,117         52.4%            $48,956              2.50%
Comparable Company (Class I) - EBITDA              $39,433         52.4%            $60,108              2.50%
Comparable Company (Class I) - Revenue             $25,379         52.4%            $38,685              2.50%
Premium Analysis                                   $15,806           NA             $15,806             10.00%
Comparable Acquisition - EBITDA                    $18,159           NA             $18,159              7.50%
Comparable Acquisition - Revenue                   $14,093           NA             $14,093              7.50%

VALUATION CONCLUSION (EQUITY VALUE)                                                 $22,816

Total Weighting                                                                      100.00%


                                                                # of Shares          Share Price
                                                                -----------          -----------
Implied Value per Share (1)                                      4,495,602             $  3.59
Premium to 9/9 Trading Price ($2.16)                                                     66.23%

Implied Value per Warrant (1)                                    4,117,044             $  1.59
Implied Value per Option (1)                                       150,000             $  0.84

(1)   See schedule B for calculation of value per share

                                PIONEER RAILCORP
            Valuation Premium Summary - Page 23 of Original Valuation

                                                                                                                1998-2002 1998-2003
                                             # OF        # OF        # OF        # OF         # OF        # OF   WEIGHTED WEIGHTED
STUDY DONE                           1998(1) DEALS 1999  DEALS 2000  DEALS 2001  DEALS 2002   DEALS 2003  DEALS  AVERAGE   AVERAGE
------------------------------------ ------- ----- ----  ----- ----  ----- ----  ----- -----  ----- ----  ----- --------- ---------
Average Premium in All Industries      40.7%   512 43.3%   723 49.2%   574 57.2%   439  59.7%   326 62.3%   371   48.5%      50.3%

Average Premium in Transportation      28.2%     5 30.8%    11 64.3%     8 24.4%     7 282.6%     2 53.2%     3   52.4%      52.5%

Median Premium Offered Based on
 Purchase Price of Under $25 million   39.8%    55 35.5%    86 42.9%    89 56.3%   113  49.4%   114 43.6%    87   46.1%      45.7%

Median Premium Offered on Stocks
  Under $10 Dollars                    39.7%   215 37.1%   292 48.8%   256 51.5%   249  44.4%   201 39.4%    64   44.2%      42.0%

FOOTNOTES:

(1)   The data for 1998-2003 was sourced from Mergerstat.

                                   SCHEDULE A
                                Pioneer Railcorp
                         Valuation Methodology Summary
                        Valuation Date: June 30th, 2004

                                                                              VALUATION TECHNIQUE:
                                              WEIGHTED
                                               AVERAGE      DCF          NBV                      RECENT TRADING
                                              --------  ----------    ---------    ------------------------------------------------
($ in thousands except per share data)                                             CURRENT -     30 DAY       90 DAY       1 YEAR
                                                                                    9/9/2004      AVG.         AVG.        AVG.
                                                                                    ($2.16)     ($2.22)      ($2.31)      ($2.17)
                                                                                   ----------  ----------  -----------   ----------
MEAN / MEDIAN MULTIPLE:

PIONEER EBITDA / REVENUE

ENTERPRISE VALUE                                        $   26,506

NET DEBT AT JUNE 30, 2004(1)                               (11,175)

EQUITY VALUE                                            $   15,331    $    9,721   $   10,369  $   10,886   $   11,661   $   10,455

CONTROL PREMIUM                                               52.4%         52.4%        52.4%       52.4%        52.4%        52.4%
                                                        ----------    ----------   ----------  ----------   ----------    ---------

EQUITY VALUE                                  $ 22,816  $   23,369    $   14,818   $   15,806  $   16,594   $   17,775   $   15,937

VALUE PER SHARE, FULLY DILUTED(2)             $   3.59  $     3.65    $     2.68   $     2.79  $     2.88   $     3.02   $     2.81

METHODOLOGY WEIGHTING                                           40%            5%           5%          5%           5%           5%

(1) SEE SCHEDULE C - CALCULATION OF NET DEBT
(2)  PER SHARE CALCULATION DETAIL

Cash from conversion of warrants & Options(3)           $    8,647    $    8,234   $    8,647  $    8,647   $    8,647   $    8,647

Total value after conversion                            $   32,016    $   23,052   $   24,452  $   25,240   $   26,422   $   24,584

Shares outstanding, fully diluted                        8,762,646     8,612,646    8,762,646  $8,762,646    8,762,646    8,762,646

Value per share, fully diluted                          $     3.65    $     2.68   $     2.79  $     2.88   $     3.02   $     2.81

                                                                            VALUATION TECHNIQUE:
                                              COMPARABLE COMPANY -    COMPARABLE COMPANY -                               PREMIUM
                                                    SHORT LINE              CLASS I           COMPARABLE ACQUISITION     ANALYSIS
                                              ---------------------   ---------------------   ----------------------     ---------
($ in thousands except per share data)

                                               EBITDA       REVENUE     EBITDA       REVENUE      EBITDA       REVENUE
                                              ----------  ----------  ----------   ----------   ----------   ----------
MEAN / MEDIAN MULTIPLE:                           10.31x       2.57x       9.23x        2.17x         5.35x        1.50x

PIONEER EBITDA / REVENUE                      $    5,483  $   16,845  $    5,483   $   16,845   $    5,483   $   16,845

ENTERPRISE VALUE                                  56,530      43,292      50,608       36,554       29,334       25,268

NET DEBT AT JUNE 30, 2004(1)                     (11,175)    (11,175)    (11,175)     (11,175)     (11,175)     (11,175)
                                              ----------  ----------  ----------   ----------   ----------   ----------

EQUITY VALUE                                  $   45,355  $   32,117  $   39,433   $   25,379   $   18,159   $   14,093

CONTROL PREMIUM                                     52.4%       52.4%       52.4%        52.4%         0.0%         0.0%
                                              ----------  ----------  ----------   ----------   ----------   ----------

EQUITY VALUE                                  $   69,135  $   48,956  $   60,108   $   38,685   $   18,159   $   14,093  $   15,806

VALUE PER SHARE, FULLY DILUTED(2)             $      8.8  $     6.57  $     7.85   $     5.40   $     3.06   $     2.59  $     2.79

METHODOLOGY WEIGHTING                                2.5%        2.5%        2.5%         2.5%         7.5%         7.5%         10%

(1) SEE SCHEDULE C - CALCULATION OF NET DEBT
(2)  PER SHARE CALCULATION DETAIL

Cash from conversion of warrants & Options(3) $    8,647  $    8,647  $    8,647   $    8,647   $    8,647   $    8,234  $    8,647

Total value after conversion                  $   77,781  $   57,602  $   68,755   $   47,332   $   26,806   $   22,327  $   24,453

Shares outstanding, fully diluted              8,762,646   8,762,646   8,762,646    8,762,646    8,762,646    8,612,646   8,762,646

Value per share, fully diluted                $     8.88  $     6.57  $     7.85   $     5.40   $     3.06   $     2.59  $     2.79

(3)   Options are not assumed exercised if value per share is below $2.75

                                   SCHEDULE B
                                Pioneer Railcorp
                          Per Share Value Calculation
                        Valuation Date: June 30th, 2004

($ in thousands except per share data)

WEIGHTED RANGE                                                       WEIGHTED AVERAGE
                                                                     ----------------
Estimated equity value                                                 $    22,816

Cash from conversion of warrants & options                             $     8,647

Total Value After Conversion                                           $    31,462

Shares Outstanding, fully diluted                                        8,762,646

Value per share, fully diluted                                         $      3.59

Trading Price (as of 9/9/04)                                           $      2.16
Premium to Current Trading Price                                       $      1.43
Premium to Current Trading Price                                              66.2%

                                                                   Shares             Strike      As Converted
 CALCULATION DETAIL                                              Outstanding           Price         Value
--------------------------------------------                     -----------          ------      ------------
Common (as of 6/30/04)                                             4,495,602
Warrants, assuming conversion (as of 7/14/04)                      4,117,044          $ 2.00      $  8,234,088
Options, assuming conversion (as of 12/31/03)                        150,000          $ 2.75           412,500
                                                                 -----------                      ------------
                                                                   8,762,646                      $  8,646,588
                                                                 ===========                      ============

                                                 Per Share     Total
                                                 ---------    -------
Value - common stock                             $    3.59    $16,142
Intrinsic value - warrants                            1.59      6,548
Intrinsic value - options                             0.84        126
                                                              -------
                                                              $22,816